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                                                                    EXHIBIT 23.6

                                                                    [LOGO]

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 of our report dated February 14, 2001 on the financial statements of eshare communications, Inc. included in the Joint Proxy Statement/Prospectus included in divine, inc.'s Registration Statement File No. 333-66488, and which is incorporated by reference in divine, inc.'s Form 8-K filed with the SEC on October 29, 2001. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


November 19, 2001
Atlanta, Georgia